Exhibit 20.1

Higher Education Funding I

For the Distribution Date – April 25, 2005
Current Collection Period – March 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Distribution Date — 04/25/05
Current Collection Period — March 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$7,470,337	$9,054,036	$14,688,062
Interest	1,884,254	1,738,946	3,263,797
Fees	9,470	8,307	12,887

Subtotal	9,364,062	10,801,289	17,964,746
Prior period undistributed collections	1,567,309	2,162,725	1,067,183
Prior period collections deposited by the Servicer in the current period	376,903	92,103	1,201,976
Current period collections deposited by the Servicer in the subsequent period	(178,899)	(1,201,976)	(1,179,476)

Total cash remitted by the Servicers during the current collection period	11,129,375	11,854,141	19,054,429

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	—	122,548	20,713
Amounts transferred from the reserve account	—	—	—
SAP and subsidy payments received	3,168,414	617,629	—
Interest earnings on trust accounts	23,051	26,833	33,835

Total cash deposits	14,320,840	12,621,152	19,108,976

Total cash distributions	(12,158,115)	(11,553,970)	(12,077,341)

Distributable Amounts at the end of the Collection Period	$2,162,725	$1,067,183	$7,031,636

Servicer deposits between the end of the collection period and the cut-off date	9,391,244	11,010,158	9,462,925

Account Balance as of the cut-off date	$11,553,970	$12,077,341	$16,494,561

	Distributions	Distributions	Distributions
	2/25/05	3/28/05	4/25/05

First, to the U.S. Department of Education	$845,542	$839,564	$1,564,854

Second, to the administration account for certain costs and expenses	419,932	317,247	389,533

Third, to the interest account for payment of interest on Senior Notes	2,563,493	6,208,045	4,039,831

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	209,808	359,014	400,822

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	7,515,194	4,353,471	10,099,521

Total Distributions	$11,553,970	$12,077,341	$16,494,561

Higher Education Funding I
For the Distribution Date — 04/25/05
Current Collection Period — March 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$242,000,000	$—	$—	$242,000,000	$242,000,000	1.0000
A-2	269,000,000	—	—	269,000,000	269,000,000	1.0000
A-3	217,000,000	—	—	217,000,000	217,000,000	1.0000
A-4	171,000,000	—	—	171,000,000	171,000,000	1.0000
A-5	101,000,000	—	—	101,000,000	101,000,000	1.0000

Subtotal	1,000,000,000	—	—	1,000,000,000	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	203,288	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	205,205	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	100,493	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	99,726	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	150,740	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	205,205	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	307,233	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	310,685	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	99,726	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	150,740	—	75,000,000	1.0000
A-11	75,000,000	75,000,000	171,986	(75,000,000)	—	0.0000
A-12	50,000,000	50,000,000	100,110	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	207,123	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	150,164	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	99,726	—	50,000,000	1.0000

Subtotal	900,000,000	900,000,000	2,562,151	(75,000,000)	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	105,096	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	104,712	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	209,808	—	100,000,000	1.0000

Total	$2,000,000,000	$1,000,000,000	$2,771,959	$925,000,000	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$956,739,061	$957,336,136	$(674,406)	$956,661,730	$(7,257,568)	$949,404,161
Loans Purchased	6,241,970	6,288,515	(5,286,190)	1,002,324	836,242,194	837,244,519
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(6,338,928)	(7,470,337)	(1,583,699)	(9,054,036)	(5,634,026)	(14,688,062)
Capitalized Interest	694,033	490,517	247,265	737,782	154,725	892,507
Servicer Adjustments	—	16,900	39,462	56,362	(21,777)	34,585

Ending Balance	$957,336,136	$956,661,730	$(7,257,568)	$949,404,161	$823,483,549	$1,772,887,711

Accrued Interest	9,843,708	10,915,487	(718,252)	10,197,236	6,042,534	16,239,770
Servicer Payments Due	376,903	178,899	1,023,076	1,201,976	(22,310)	1,179,666
Trust Cash Accounts	17,028,827	19,825,930	6,570,476	26,396,406	69,787,782	96,184,188

Total Assets	$984,585,573	$987,582,046	$(382,268)	$987,199,778	$899,291,555	$1,886,491,334

Senior Notes	$900,000,000	$900,000,000	$—	$900,000,000	$925,000,000	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	3,579,551	3,422,320	778,638	4,200,958	4,940,359	9,141,317

Total Liabilities	$1,003,579,551	$1,003,422,320	$778,638	$1,004,200,958	$929,940,359	$1,934,141,317

Selected Statistics:
Parity Trigger (a)	98.11%	98.42%	-0.11%	98.31%	-0.77%	97.54%
Parity Trigger (aaa)	109.40%	109.73%	-0.04%	109.69%	-6.32%	103.37%
Subordinate %	9.96%	9.97%	-0.01%	9.96%	-4.79%	5.17%
WA Coupon	4.26%	4.25%	0.00%	4.25%	0.16%	4.41%
Average Balance	$38,115	$38,425	$98	$38,523	$377	$38,900
WA Rem. Mo.	289.5	289.3	(0.6)	288.7	1.6	290.3
Number of Loans	25,117	24,897	(252)	24,645	20,930	45,575

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.	$7,500,000	$7,500,000	$—	$7,500,000	$7,500,000	$15,000,000
Acquisition acct.	4,381,966	1,535,447	(1,023,821)	511,626	47,029,499	47,541,125
Collection acct.	1,567,309	1,766,717	(699,535)	1,067,183	5,964,453	7,031,636
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	—	5,601,445	7,515,194	13,116,639	4,353,471	17,470,110

Subtotal	13,449,275	16,403,610	5,791,838	22,195,448	64,847,423	87,042,871
Accrued Expenses:
Admin. acct.	214,655	198,333	95,235	293,569	1,260,225	1,553,794
Interest acct.	2,011,008	1,904,000	867,575	2,771,575	3,795,099	6,566,675
Benefits acct.	1,353,888	1,319,987	(184,173)	1,135,814	(114,966)	1,020,848

Subtotal	3,579,551	3,422,320	778,638	4,200,958	4,940,359	9,141,317

Total	$17,028,827	$19,825,930	$6,570,476	$26,396,406	$69,787,782	$96,184,188

Higher Education Funding I
For the Distribution Date — 04/25/05
Current Collection Period — March 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$102,832	$94,208	$19,299	$113,508	$(64,616)	$48,892
Filed During Period	146,795	554,136	(52,510)	501,625	2,162,211	2,663,837
Paid During Period	(155,418)	(534,836)	(31,405)	(566,242)	856,995	290,753
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$94,208	$113,508	$(64,616)	$48,892	$2,954,590	$3,003,482

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
4-Year	3.54%	$191,122	0.01%	20	0.04%	$9,556
2-Year	2.77%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	3.60%	516,307	0.03%	39	0.09%	13,239
Other/Unknown	4.41%	1,772,167,719	99.96%	45,513	99.86%	38,938

Total	4.41%	$1,772,887,711	100.00%	45,575	100.00%	$38,900

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$550,758,832	57.57%	$552,729,774	58.22%	$1,118,304,280	63.08%
31-60	20,094,866	2.10%	25,808,946	2.72%	45,154,389	2.55%
61-90	12,995,479	1.36%	8,775,124	0.92%	27,507,897	1.55%
91-120	6,191,776	0.65%	7,457,354	0.79%	15,761,086	0.89%
121-150	6,421,234	0.67%	4,130,021	0.44%	9,717,851	0.55%
151-180	6,668,417	0.70%	4,067,435	0.43%	3,783,443	0.21%
181-210	2,933,685	0.31%	4,947,791	0.52%	2,911,345	0.16%
211-240	2,418,940	0.25%	2,167,090	0.23%	3,640,900	0.21%
241-270	4,535,173	0.47%	1,861,766	0.20%	1,687,597	0.10%
270+	1,488,124	0.16%	4,620,060	0.49%	2,362,249	0.13%

Total repayment	$614,506,528	64.23%	$616,565,360	64.94%	$1,230,831,035	69.43%
In School	—	0.00%	—	0.00%	267,788.00	0.02%
Grace	—	0.00%	—	0.00%	42,019	0.00%
Deferment	232,993,708	24.35%	231,282,231	24.36%	357,171,112	20.15%
Forbearance	109,047,986	11.40%	101,507,679	10.69%	181,572,275	10.24%
Claims in Process	113,508	0.01%	48,892	0.01%	3,003,482	0.17%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$956,661,730	100.00%	$949,404,161	100.00%	$1,772,887,711	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	15,193	61.02%	15,212	61.72%	30,398	66.70%
31-60	518	2.08%	693	2.81%	1,199	2.63%
61-90	355	1.43%	241	0.98%	688	1.51%
91-120	171	0.69%	199	0.81%	392	0.86%
121-150	170	0.68%	112	0.45%	258	0.57%
151-180	176	0.71%	112	0.45%	106	0.23%
181-210	77	0.31%	125	0.51%	78	0.17%
211-240	74	0.30%	54	0.22%	87	0.19%
241-270	121	0.49%	62	0.25%	41	0.09%
270+	40	0.16%	125	0.51%	69	0.15%

Total repayment	16,895	67.86%	16,935	68.72%	33,316	73.10%
In School	—	0.00%	—	0.00%	28	0.06%
Grace	—	0.00%	—	0.00%	5	0.01%
Deferment	5,585	22.43%	5,524	22.41%	8,220	18.04%
Forbearance	2,413	9.69%	2,184	8.86%	3,926	8.61%
Claims in Process	4	0.02%	2	0.01%	80	0.18%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	24,897	100.00%	24,645	100.00%	45,575	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	5.80%	$421,129,336	23.75%	9,888	21.70%	$42,590
Great Lakes	3.98%	1,351,758,375	76.25%	35,687	78.30%	37,878

Total	4.41%	$1,772,887,711	100.00%	45,575	100.00%	$38,900

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
(current month)
ACS	5.80%	$421,129,336	23.75%	9,888	21.70%	100.00%
Great Lakes	3.98%	1,351,758,375	76.25%	35,687	78.30%	100.00%

Total	4.41%	$1,772,887,711	100.00%	45,575	100.00%	100.00%

Higher Education Funding I
For the Distribution Date — 04/25/05
Current Collection Period — March 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	2.77%	$150,857	0.01%	22.00	0.05%	$6,857
Unsubsidized Stafford	2.77%	152,826	0.01%	11.00	0.02%	13,893
PLUS	4.17%	410,185	0.02%	29.00	0.06%	14,144
Consolidation	4.41%	1,772,173,843	99.96%	45,513	99.86%	38,938
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.41%	$1,772,887,711	100.00%	45,575	100.00%	$38,900

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
<4%	3.24%	$940,957,680	53.07%	25,845	56.71%	$36,408
4-5%	4.31%	358,500,971	20.22%	9,173	20.13%	39,082
5-6%	5.41%	123,201,085	6.95%	2,757	6.05%	44,687
6-7%	6.44%	133,867,200	7.55%	2,849	6.25%	46,987
7-8%	7.48%	102,029,847	5.76%	2,259	4.96%	45,166
8+%	8.19%	114,330,928	6.45%	2,692	5.91%	42,471

Total	4.41%	$1,772,887,711	100.00%	45,575	100.00%	$38,900

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
			(current month)			(prior month)
0-60	$263,737	0.01%	29	0.06%	$9,094	$4,211
61-120	3,544,678	0.20%	429	0.94%	8,263	8,067
121-180	65,464,134	3.69%	4,132	9.07%	15,843	15,582
181-240	534,759,742	30.16%	19,853	43.56%	26,936	26,978
241-300	447,077,654	25.22%	11,765	25.81%	38,001	36,620
301-360	514,782,775	29.04%	7,146	15.68%	72,038	68,135
361+	206,994,992	11.68%	2,221	4.87%	93,199	92,405

Total	$1,772,887,711	100.00%	45,575	100.00%	$38,900	$38,523

Higher Education Funding I
For the Distribution Date — 04/25/05
Current Collection Period — March 2005

Note Interest Rates	2/25/05	3/28/05	4/25/05	4/25/05 Note Balance
Senior FRN:
A-1	N/A	2.94%	2.94%	242,000,000
A-2	N/A	3.01%	3.01%	269,000,000
A-3	N/A	3.04%	3.04%	217,000,000
A-4	N/A	3.05%	3.05%	171,000,000
A-5	N/A	3.07%	3.07%	101,000,000

Subtotal				1,000,000,000
Senior ARN:
A-1	2.60%	3.20%	3.10%	$50,000,000
A-2	2.60%	2.75%	3.25%	50,000,000
A-3	2.62%	2.83%	3.20%	50,000,000
A-4	2.60%	2.86%	3.33%	50,000,000
A-5	2.62%	3.02%	3.15%	75,000,000
A-6	2.60%	3.20%	3.10%	50,000,000
A-7	2.60%	3.25%	3.25%	75,000,000
A-8	2.62%	2.78%	3.28%	75,000,000
A-9	2.60%	2.86%	3.32%	50,000,000
A-10	2.62%	2.97%	3.26%	75,000,000
A-11	2.70%	—	—	—
A-12	2.61%	2.97%	3.24%	50,000,000
A-13	2.62%	2.78%	3.28%	50,000,000
A-14	2.61%	2.91%	3.29%	75,000,000
A-15	2.60%	3.06%	3.13%	50,000,000

Subtotal				825,000,000
Subordinate ARN:
B-1	2.74%	3.13%	3.40%	50,000,000
B-2	2.73%	2.90%	3.45%	50,000,000

Subtotal				100,000,000

Total				$1,925,000,000

Admin Acct. Accrual	2/25/05	3/28/05	Change	4/25/05
Servicing Fees	$86,123	$82,508	$79,052	$161,560
Administration Fees	40,240	39,948	34,535	74,483

Total	$126,364	$122,456	$113,587	$236,042

Debt Service Accts	2/25/05	3/28/05	Change	4/25/05
Debt Service Cash:
Principal acct.	$—	$—	$—	$—
Retirement acct.	—	—	—	—
Interest acct.	2,771,575	7,305,414	2,282,570	9,587,985

Total	$2,771,575	$7,305,414	$2,282,570	$9,587,985

Investment Earnings	Prior Month (M-1)	Current Month (M)	Change	Current Month (M)
Restricted Cash:
Acquisition acct.	$2,486	$1,732	$(500)	$1,232

Total	$2,486	$1,732	$(500)	$1,232